As filed with the Securities and Exchange Commission on October 8, 1997, Registration No. 33-3560D.
===============================================================
             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

                          FORM S-8
                   REGISTRATION STATEMENT
                            UNDER
                 THE SECURITIES ACT OF 1933
              --------------------------------
                      CONECTISYS CORP.
    (Exact name of registrant as specified in its charter)

          Colorado                        84-1017107
        (State or other
    jurisdiction of Incorporation  (I.R.S. Employer Identification
        or organization)                       Number)

                      Conectisys Corp.
                      7260 Spigno Place
                    Agua Dulce, CA  91350
          (Address of principal executive offices)
       -----------------------------------------------
                Consulting/Compensation Plan
                  (Full title of the plan)
       -----------------------------------------------
                   Quinn & Associates, LLP
                   11400 W. Olympic Blvd.
                        Second Floor
                 Los Angeles, CA 90064-1544
                       (310) 914-0161
           (Name and address of agent for service)
       -----------------------------------------------
                       (310) 914-0161
           (telephone number, including area code,
                    of agent for service)
       -----------------------------------------------

Page 1 of 9 pages contained in the sequential numbering system. The Exhibit order may be found on page 7.
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COPIES TO:

Quinn & Associates, LLP
11400 W. Olympic Blvd. 2nd Fl.
Los Angeles, CA 90064-1544

               CALCULATION OF REGISTRATION FEE
Title of           Amount to   Proposed    Proposed     Amount of
Securities         be          Maximum     Maximum      Registrati
to be              Registered  Offering    Aggregate    on Fee
Registered         (1) (2)     Price Per   Offering
                               Share (3)   Price(3)
Common Stock      1,000,000   $ 0.18      $ 180,000    $ 54.54


(1) Pursuant to rule 416, the number of shares being registered shall be adjusted to include any additional
Common Stock that may become issuable as a result of stock splits, stock dividends, or similar transactions in accordance with anti-dilution provisions of stock options, and anti-dilution adjustments to the amount of Common Stock issuable pursuant to stock options exercised thereafter.

(2) Represents 1,000,000 to be issued pursuant to the informal consulting/compensation plan of Registrant and includes re-offers of such shares.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h), based upon the average of the bid and asked price of the Common Stock on October 7, 1997.
===============================================================
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                           PART  I
    INFORMATION REQUIRED IN THE SECTION 10 (a) PROSPECTUS

Item 1.   Plan Information

     Omitted as permitted.

Item 2.   Registrant Information and Employee

     Not applicable

                          PART  II
     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

     The following documents files with the Securities and Exchange Commission (the "Commission"), by Conectisys
Corporation (the "Company"), are incorporated herein by reference:

     (a) The Company's Form 10-KSB for the fiscal year ended November 30, 1996.

     (b) All other reports to be filed by the Company pursuant to Section 13 (a) or 15 (d), of the Securities
Exchange Act of 1934, as amended since the end of the Company's fiscal year ended November 30, 1996.

     All reports or other documents necessary subsequently filed by the Company pursuant to Section 13 (a), 13 (c), 14, or 15 (d), of the Securities Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such reports or documents.

Item 4.   Description of Securities

     Not applicable.

Item 5.   Interests of Named Experts and Counsel

     Not applicable
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Item 6.   Indemnification of Directors and Officers

     Not applicable

Item 7.   Exemption from Registration Claimed

     Not Applicable.

Item 8.   Exhibits

     5    Opinion and consent of Quinn & Associates, LLP.

     23.1 Consent of Quinn & Associates, LLP (Included in Exhibit 5)

     23.2 Consent of BDO Seidman, LLP

     24   Power of Attorney (see page 6 of this Registration Statement)

Item 9.   Undertakings

     (a)  The undersigned registrant hereby undertakes:

          (1) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i)  to include any prospectus required by
               Section 10 (a) (3) of the Securities Act of
               1933, as amended (the "Securities Act"):

               (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a) (1) (i) and (a) (1)
(ii), shall not apply to information required to be included in a post-effective amendment by those paragraphs which are contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15 (d) of the Exchange Act that are incorporated by reference in this registration statement.

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          2.   That, for the purpose of determining any
          liability under the Securities Act, each such post-effective amendment shall be deemed to b a new registration statement relating to the securities offered therein, and the offering of such securities at that time, shall be deemed to be the initial bona-fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Exchange Act, each filing of the registrant's annual report pursuant to
     Section 13 (a) or Section 15 (d) of the Exchange Act that is incorporated by reference in this registration statement relating to the Securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, Officers, and controlling persons of the registrant pursuant to the provisions of Item 6 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Commission of indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a Director, Officer, or controlling person, of the registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, Officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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                        SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Agua
Dulce, California, on October 6, 1997.

                              Conectisys Corporation

                              By: /s/ Robert A. Spigno
                              Robert A. Spigno
                              President

We the undersigned, directors and officers of Conectisys Corp., do hereby constitute and appoint Robert Spigno and Richard Dowler, either or all of them, acting individually, as our true and lawful attorneys or agents to do any and all acts and things in our name and on behalf, in our capacities indicated below which said attorneys or agents, or any one to them, may deem necessary or advisable to enable said corporation to comply with the Securities and Exchange Commission, in connection with this Registration Statement, or amendment thereto, including specifically, but without limitation, power and authority to sign for us or an of us in our names and in our capacities indicated below, either and all amendments (including post-effective amendments) hereof and we do hereby ratify and confirm all that the said attorneys or agents, or any of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement or amendment thereto has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Robert A. Spigno          Chairman of the Board,        October 6,1997
Robert A. Spigno              President and
                              Director (Principal Executive
                              Officer)

/s/ Richard Dowler            Vice-President Finance        October 6,1997
Richard Dowler                (Chief Financial Officer) and
                              Director

/s/ Karl Elliott              Director                      October 6,1997
Karl Elliott

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                      INDEX TO EXHIBITS



EXHIBIT                                                               PAGE

5         Opinion and Consent of Quinn & Associates, LLP                8

23.1      Consent of Quinn & Associates, LLP (included in Exhibit 5)    8

23.2      Consent of BDO Seidman, LLP                                   9

24        Power of Attorney                                             6


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Conectisys Corp.                                  6 October, 1997
7260 Spigno Place
Agua Dulce, CA  91350

Re:  Conectisys Corp.
     Registration Statement on Form S-8

Gentlemen:

At your request, we have examined the Registration Statement on Form S-8, together with exhibits thereto, to be filed by you, relating to the registration of 1,000,000 shares of Common stock, no par value per share (the "Common Stock"), issuable in connection with the Conectisys Corp., a Colorado corporation (the "Company") Consulting/Compensation plan.
We are familiar with the proceedings taken and to be taken by the Company in connection with the issuance of shares of Common Stock, under the Plan and the authorization of such issuance thereunder, and have examined such documents and such question of law and fact, as we have deem necessary, in order to express the opinion hereinafter stated.

Based on the foregoing, it is our opinion that the shares of Common Stock of the Company to be issued pursuant to such plan, have been duly authorized, and that such Common Stock, when issued in accordance with the terms of the plan, will be legally and valid issued, fully paid, and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement.

Very truly yours,
Quinn & Associates, LLP



/s/ Kevin J. Quinn
__________________________
Kevin J. Quinn

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EXHIBIT 23.2

     CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors
CONECTISYS CORPORATION

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Conectisys Corporation of our report dated February 15, 1997, relating to the consolidated financial statements of Conectisys Corp. and subsidiaries at November 1996 and for the year ended, which report appears in the Annual Report on Form 10-KSB/A of Conectisys Corp. for its year ended November 30, 1996.

/s/ BDO Seidman
__________________________
BDO Seidman, LLP

Los Angeles, California

October  6, 1997

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